UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 7, 2013

Date of Report (Date of earliest event reported)

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52228	33-0344842
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6042 Cornerstone Ct. West, Suite B, San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

(858) 210-3700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 7, 2013, Sorrento Therapeutics, Inc. (the “Company”) entered into an Assignment Agreement (the “Assignment Agreement”) with Tien-Li Lee, M.D. and Jane Wu Lee, M.D. as individuals (collectively, the “Lees”) pursuant to which the Lees agreed to assign to the Company their right, title and interest throughout the world in and to certain inventions and patents that provide for the production of recombinant intravenous immuoglobulins. As partial consideration for the assignment and other obligations of the Lees under the Assignment Agreement, the Company has agreed to pay to the Lees a total of $50,000 in five monthly installments of $10,000 beginning on February 1, 2013. In addition, the Company has agreed to issue to the Lees an undisclosed number of shares of the Company’s common stock, which represent in the aggregate less than 1% of the Company’s outstanding common stock, and a portion of which are issuable only upon the achievement of certain milestone events described in the Assignment Agreement.

The foregoing summary of the Assignment Agreement is qualified in its entirety by reference to the full text of the Assignment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

By:	/s/ Richard Vincent
Name:	Richard Vincent
Title:	CFO

Date: January 11, 2013